Exhibit 3.24

CERTIFICATE OF FORMATION

OF

FORSYTHE/MCARTHUR ASSOCIATES, LLC

1.	Name. The name of the limited liability company formed hereby is Forsythe/McArthur Associates, LLC (the “Company”).

2.

Registered Office and Registered Agent. The address of the registered office of the Company in the State of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation on December 21,2017.

/s/ Steven A. Elder
Steven A. Elder, Organizer

State of Delaware Secretary of State Division of Corporations Delivered 07:07 PM 12/21/2017 FILED 07:07 PM 12/21/2017 SR 20177730061 - File Number 6674013

State of Delaware Secretary of State Division of Corporations Delivered 03:09 PM 12/28/2017 FILED 03:09 PM 12/28/2017 SR 20177823751 - File Number 6674013

CERTIFICATE OF MERGER

of

FORSYTHE/MCARTHUR ASSOCIATES, INC.

(an Illinois corporation)

with and into

FORSYTHE/MCARTHUR ASSOCIATES, LLC

(a Delaware limited liability company)

December 27, 2017

Pursuant to Title 6, Section 18-209 of the Limited Liability Company Act of the State of Delaware (the “DLLCA”), FORSYTHE/MCARTHUR ASSOCIATES, LLC, a Delaware limited liability company (the “Company”), hereby certifies to the following information relating to the merger FORSYTHE/MCARTHUR ASSOCIATES, INC., an Illinois corporation, with and into the Company (the “Merger”):

1. The names and states of formation and incorporation, as applicable, of the Company and FORSYTHE/MCARTHUR ASSOCIATES, INC., which are the constituent companies (the “Constituent Companies”) in the Merger are as follows:

Name	State
FORSYTHE/MCARTHUR ASSOCIATES, LLC	Delaware
FORSYTHE/MCARTHUR ASSOCIATES, INC.	Illinois

2. The Agreement and Plan of Merger (the “Merger Agreement”), dated as of December 27, 2017, by and between the Constituent Companies, setting forth the terms and conditions of the Merger, has been approved, adopted, executed and acknowledged by each of the Constituent Companies in accordance with the provisions of the DLLCA and the Business Corporation Act of 1983 of the State of Illinois, as amended (the “IBCA”).

3. The name of the limited liability company surviving the merger is FORSYTHE/MCARTHUR ASSOCIATES, LLC (the “Surviving LLC”).

4. The Merger shall be effective at 11:58 p.m. EST on December 31, 2017 in accordance with the Merger Agreement, the DLLCA and the IBCA.

5. The Merger Agreement is on file at the principal place of business of the Surviving LLC, which is located at 10100 Reunion PI. #500, San Antonio, Texas 78216.

6. A copy of the Merger Agreement will be furnished by the Surviving LLC, on request and without cost, to any stockholder or member, as applicable, of Constituent Companies.

IN WITNESS WHEREOF, the undersigned party, as the Surviving LLC, has duly executed this Certificate of Merger as of the date first written above.

FORSYTHE/MCARTHUR ASSOCIATES, LLC

By:	/s/ C. Joseph Mertens, II
C. Joseph Mertens, II, Manager

State of Delaware Secretary of State Division of Corporations Delivered 12:20 PM 04/30/2018 FILED 12:20 PM 04/30/2018 SR 20183152758 - File Number 6674013

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1.	Name of Limited Liability Company: Forsythe/McArthur Associates, LLC

2.	The Certificate of Formation of the limited liability company is hereby amended as follows:

1. Name. The name of the limited liability company formed hereby is Sirius Financing Solutions, LLC (the “Company”).

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 30th day of April, A.D. 2018.

By:	/s/ C. Joseph Mertens, II
Authorized Person(s)

Name:	C. Joseph Mertens, II
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State of Delaware Secretary of State Division of Corporations Delivered 01:00 PM 05/03/2018 FILED 01:00 PM 05/03/2018 SR 20183308981 - File Number 6674013

State of Delaware

Certificate of Correction

of a Limited Liability Company

to be filed pursuant to Section 18-211(a)

1.	The name of the Limited Liability Company is: Sirius Financing Solutions, LLC.

2.

That a Certificate of Amendment was filed by the Secretary of State of Delaware on April 30, 2018, and that said Certificate requires correction as permitted by Section 18-211 of the Limited Liability Company Act.

3.	The inaccuracy or defect of said Certificate is: (must give specific reason)

The name of the limited liability company was incorrectly listed as “Sirius Financing Solutions, LLC”.

4.	The Certificate is hereby corrected to read as follows:

The name of the limited liability company is: “Sirius Computer Solutions Financial Services, LLC”.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 3rd day of May, A.D. 2018.

By:	/s/ C. Joseph Mertens, II
Authorized Person

Name:	C. Joseph Mertens, II
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